STOCK REPURCHASE AGREEMENT

This STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 1, 2015, by and between MGP Ingredients, Inc., a Kansas corporate ( the “Company”), on the one hand, and F2 SEA Inc., a Delaware corporation ( “Selling Stockholder”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company has authorized the repurchase of shares of common stock (the “Common Stock”) of the Company;

WHEREAS, the Selling Stockholder owns 950,000 shares of the outstanding shares of Common Stock;

WHEREAS, Selling Stockholder has approached the Company and has expressed its desire to sell shares of Common Stock held by the Selling Stockholder; and

WHEREAS, the Company is willing to purchase all 950,000 shares of Common Stock owned by the Selling Stockholder upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the terms and provisions of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.1	Certain Definitions.

“Aggregate Purchase Price” means an amount equal to the Purchase Price Per Share multiplied by 950,000 Shares to be purchased from the Selling Stockholder.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association, organization, governmental authority or other legal entity.

“Shares” means 950,000 shares of Common Stock to be sold by the Selling Stockholders pursuant to this Agreement.

ARTICLE II
PURCHASE AND SALE OF SHARES

2.1    Purchase and Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, the Selling Stockholder agrees to sell to the Company at the Closing, and the Company agrees to repurchase from the Selling Stockholder at the Closing, the Shares at a price per Share equal to the Purchase Price Per Share, free and clear of all security interest, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies, rights to purchase or other arrangements or restrictions of any kind (collectively, “Encumbrances”) other than those under the federal or state securities laws of the United States. The Aggregate Purchase Price shall be paid in immediately available funds to the Selling Stockholder at the Closing.

2.2    Purchase Price Per Share. The purchase price paid by the Company for each Share pursuant to this Agreement (the “Purchase Price Per Share”) shall be $15.25.

2.3    Closing. A closing of the transactions contemplated by this Agreement shall take place concurrently with the execution of this Agreement and shall be conducted remotely through the exchange of deliveries set forth in Section 2.4 (the “Closing”).

2.4    Closing Deliveries.

(a)Company Deliveries. At the Closing, the Company shall transfer in immediately available funds to the Selling Stockholder the Aggregate Purchase Price pursuant to written wire transfer instructions delivered by the Selling Stockholder to the Company in advance of the Closing.

(b)Selling Stockholder Deliveries. At the Closing, the Selling Stockholder shall deliver to the Company (i) in the case of certificated Shares, the certificates evidencing the Shares owned of record or beneficially by the Selling Stockholder, duly endorsed by the Selling Stockholder in blank or accompanied by powers duly executed by the Selling Stockholder in blank, and (ii) in the case of Shares owned in book entry form, appropriate instructions and any other evidence of transfer requested by the Company or the transfer agent for the Shares to effect transfer of ownership thereof to the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Selling Stockholder. The Selling Stockholder hereby represents and warrants to the Company, as of the date hereof as follows:

(a)Ownership. The Selling Stockholder is the sole record and beneficial owner of all Shares being transferred to the Company by the Selling Stockholder pursuant to this Agreement, and the Selling Stockholder shall transfer title to such Shares to the Company free and clear of all Encumbrances.

(b)Due Authorization. The Selling Stockholder has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. All actions on the part of the Selling Stockholder, its directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Selling Stockholder hereunder have been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Selling Stockholder, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application limiting enforcement of creditors’ rights generally and (ii) the availability of equitable remedies.

(c)No Conflict or Violation. The execution and delivery of this Agreement by the Selling Stockholder and the performance of the obligations of the Selling Stockholder hereunder do not and will not (i) violate any provision of its certificate of incorporation or bylaws; (ii) violate, conflict with or result in the breach of any terms of any material agreement, instrument, license or contract to which the Selling Stockholder is a party or by or to which the Selling Stockholder, or any assets or properties of the Selling Stockholder, are bound; (iii) violate any material ruling, order, judgment or decree of any court, arbitrator or governmental agency or authority; or (iv) violate any material applicable law, rule or regulation.

(d)No Consents. Except as have already been obtained, no material consent, approval, authorization, writ, ruling, order, directive, judgment or decree of, notice to, or registration, declaration or filing with, any governmental authority or agency or any Person is required on the part of the Selling Stockholder in connection with the execution and delivery of this Agreement by the Selling Stockholder and the performance of the obligations of the Selling Stockholder hereunder.

(e)No Other Representations. Except for the representations and warranties contained in Section 3.2, the Company has not made and does not make any other express or implied representation or warranty, either written or oral.

(f)Advisers. The Selling Stockholder has had full opportunity to consult with the Selling Stockholder’s own attorney regarding legal matters concerning the sale of the Shares, to consult with an independent tax adviser regarding the tax consequences of selling the Shares and to consult with a financial adviser regarding the financial aspects of the transactions contemplated hereby.

3.2    Representations and Warranties of the Company. The Company represents and warrants to the Selling Stockholder as of the date hereof as follows:

(a)Due Authorization. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. All actions on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder have been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application limiting enforcement of creditors’ rights generally and (ii) the availability of equitable remedies.

(b)No Conflict or Violation. The execution and delivery of this Agreement by the Company and the performance of the obligations of the Company hereunder do not and will not (i) violate any provision of its certificate of incorporation or bylaws; (ii) violate, conflict with or result in the breach of any terms of any material agreement, instrument, license or contract to which the Company is a party or by or to which the Company, or any assets or properties of the Company, are bound; (iii) violate any material ruling, order, judgment or decree of any court, arbitrator or governmental agency or authority; or (iv) violate any material applicable law, rule or regulation.

(c)No Consents. Except as have already been obtained, no material consent, approval, authorization, writ, ruling, order, directive, judgment or decree of, notice to, or registration, declaration or filing with, any governmental authority or agency or any Person is required on the part of the Company in connection with the execution and delivery of this Agreement by the Company and the performance of the obligations of the Company hereunder.

(d)No Other Representations. Except for the representations and warranties contained in Section 3.2, the Company has not made and does not make any other express or implied representation or warranty, either written or oral.

ARTICLE IV
MISCELLANEOUS

4.1    Survival and Termination. All representation, warranties and covenants in this Agreement shall survive the Closing of the transactions contemplated hereby.

4.2    Waivers and Amendments. No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties hereto. No waiver of any provision or consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party or parties to be bound. No course of dealing or the failure of any party to enforce any of the provisions of this Agreement shall in any way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

4.3    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

if to the Company:

MGP Ingredients, Inc.
Cray Business Plaza
100 Commercial Street
P.O. Box 130
Atchison, Kansas 66002
Attention: Gus Griffin

and

if to the Selling Stockholder:
F2 SEA Inc.,
c/o SEACOR Holdings Inc.
2200 Eller Drive
Ft. Lauderdale, FL 33316
Attn: Paul Robinson

4.4    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

4.5    Specific Performance. The parties hereto agree that they will be irreparably damaged if this Agreement may not be specifically enforced. The parties agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its or his sole discretion, apply for specific performance or injunctive relief, without posting a bond or other security, in order to enforce or prevent any violation of the provisions of this Agreement. Nothing in this Section shall be construed as prohibiting any party hereto from pursuing any other rights or remedies available for any breach of this Agreement.

4.6    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by the Selling Stockholder without the written consent of the Company or by the Company without the written consent of the Selling Stockholder.

4.7    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties to this Agreement and their successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

4.8    Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof.

4.9    Construction.    The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by reason of such party or its counsel having or being deemed to have structured or drafted such provision.

4.10    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.11    Additional Acts. The Selling Stockholders and the Company agree to execute such additional documents or instruments as may be reasonably necessary or appropriate to fully consummate the transactions described herein and/or to properly report such transactions.

4.12    Facsimile Signatures. Facsimile signatures of this Agreement shall be deemed to be original signatures.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

COMPANY:

MGP Ingredients, Inc.
Dated: September 1, 2015            By: /s/ Augustus C. Griffin
Name: Augustus C. Griffin
Title: CEO

SELLING STOCKHOLDER

F2 SEA Inc.
Dated: September 1, 2015            By: /s/ Lisa Manekin
Name: Lisa Manekin
Title: Vice President and Secretary